                                                                               .
                                                                               .
                                                                               .
                                                                      EXHIBIT 21

                             NABORS INDUSTRIES LTD.
                            SIGNIFICANT SUBSIDIARIES
                             AS OF DECEMBER 31, 2003


Subsidiary                                                  Jurisdiction
----------                                                  ------------
Nabors Alaska Drilling Inc                                  Alaska
Nabors Corporate Services, Inc.                             Delaware
Nabors Drilling Canada ULC                                  Nova Scotia
Nabors Drilling International Ltd                           Bermuda
Nabors Drilling USA, LP                                     Delaware
Nabors Exchangeco (Canada) Inc                              Canada
Nabors Holding Company                                      Delaware
Nabors Industries Inc.                                      Delaware
Nabors International Finance Inc                            Delaware
Nabors International Holdings Ltd                           Bermuda
Nabors International Inc                                    Delaware
Nabors Management Ltd                                       Bermuda
Nabors Maritime Holdings, Inc                               Delaware
Nabors Offshore Americas S.a.r.L.                           Luxembourg
Nabors Offshore Netherlands B.V.                            Netherlands
Nabors Perforaciones de Mexico S. de R.L. de C.V.           Mexico
Nabors US Finance LLC                                       Delaware
Nova Scotia Company                                         Nova Scotia
Oak Leaf Investments Inc                                    Delaware
PCNV Inc.                                                   Nevada
Pool Company                                                Delaware
Pool Company Texas Ltd.                                     Texas
Pool Well Services Co                                       Delaware
Serendipity Investments Ltd.                                Bermuda
Sundowner Offshore International Ltd                        Bermuda
Yellow Deer Investments Corp                                Nevada